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                                                                    EXHIBIT 99.1

                         [AMERIANA BANCORP LETTERHEAD]



                                 Contact:  Harry J. Bailey
                                           President and Chief Executive Officer
                                           (765) 529-2230


              RICHARD HENNESSEY NAMED DIRECTOR OF AMERIANA BANCORP


NEW CASTLE, Indiana (November 30, 2004) - Ameriana Bancorp (NASDAQ/NM: ASBI), today announced that Richard E. Hennessey has been appointed to the Company's Board of Directors. Hennessey (53) currently is Executive Vice President and Chief Financial Officer of Shiel Sexton Company, Inc., one of Indiana's largest construction companies and one of America's Top 400 contractors. His appointment increases to eight the number of directors now serving on the Ameriana Board.

         Commenting on the announcement, Paul W. Prior, Chairman of the Board, said, "We are delighted that Richard has agreed to join our Board. Obviously, considering his extensive background in business and financial matters, he brings impressive credentials to the Board, and we expect that he will contribute greatly to its work. Further, as an independent director, his appointment enhances our continued efforts to ensure the highest caliber of corporate governance for our shareholders. In this regard, Richard will serve on the Board's Audit Committee as a financial expert. We look forward to his participation as a director and to his counsel about the future direction for Ameriana."

         At Shiel Sexton, Hennessey is responsible for all financial activities and functions of the general contracting firm, including income tax compliance and planning, treasury and management of its affiliated companies involved in equipment leasing, fabrication and real estate development. Prior to joining the company in 2002, he was a managing member of Midwest Realty Investments, LLC, a private equity real estate investment company. Hennessey began his career with Price Waterhouse (predecessor of PricewaterhouseCoopers, LLP) for which he worked more than 20 years, completing his tenure with the firm as the Tax Partner in charge of the Indianapolis office. Hennessey received a Bachelor of Science degree in Accounting from Indiana University. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants and the Indiana CPA Society.

         Hennessey serves on the Executive committee of the Indianapolis Tennis Championships. He also has served as Vice President of the Indiana University Student Foundation Board of Associates, as treasurer and committee chairman of The Penrod Society, on the Board of Directors of the Indianapolis Opera and United Cerebral Palsy of Central Indiana, as past president of Indiana/World Skating Academy, and as treasurer and a member of the executive committee of the Indiana Sports Corporation.

         Hennessey and his wife, Martha, reside in Indianapolis. They have two adult children, Roseanne and Jack.


                                     -MORE-

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         Ameriana  Bancorp is a bank holding  company.  Through its wholly owned subsidiary, Ameriana Bank and Trust, the Company offers an extensive line of banking services and provides a range of investments and securities products through branches in the central Indiana area. As its name implies, Ameriana Bank and Trust also offers trust and investment management services, has interests in Family Financial Holdings, Inc. and Indiana Title Insurance Company, and owns Ameriana Insurance Agency, a full-service insurance agency.

         This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These forward-looking statements, identified by words such as "will" and "expect," involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in consumer demand for financial services, the possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the amount of losses incurred from the liquidation of certain of the Company's investments, the eventual outcome of litigation to enforce certain surety agreements, pending transactions for the sale of certain branches and related assets, and market disruptions and other effects of terrorist activities. The Company undertakes no obligation to release revisions to these forward-looking statements publicly to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

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